Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	October 30, 2012
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS FINANCIAL RESULTS FOR THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2012 AND REVISES 2012 FULL YEAR GUIDANCE

Consolidated Results of Operations, As Reported – Three and nine-month periods ended September 30, 2012 and 2011:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $71.8 million, or $.73 per diluted share, during the third quarter of 2012 as compared to $85.1 million, or $.86 per diluted share, during the comparable quarter of 2011. Net revenues increased 1% to $1.68 billion during the third quarter of 2012 as compared to $1.66 billion during the third quarter of 2011.

Reported net income attributable to UHS was $308.0 million, or $3.15 per diluted share, during the first nine months of 2012 as compared to $302.9 million, or $3.06 per diluted share, during the comparable period of 2011. Net revenues increased 2% to $5.20 billion during the first nine months of 2012 as compared to $5.10 billion during the comparable period of 2011.

Consolidated Results of Operations, As Adjusted – Three and nine-month periods ended September 30, 2012 and 2011:

For the three-month period ended September 30, 2012, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), was $88.6 million, or $.91 per diluted share. There were no such adjustments required to our reported net income attributable to UHS for the third quarter of 2011.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2012, was an aggregate net unfavorable after-tax impact of $16.8 million, or $.18 per diluted share, consisting of: (i) an after-tax charge of $18.1 million ($29.2 million pre-tax), or $.19 per diluted share, resulting from the write-off of deferred financing costs related to the portion of our Term Loan B credit facility that was extinguished during the third quarter of 2012, and; (ii) a favorable after-tax impact of approximately $1.3 million, or $.01 per diluted share, related to the incentive income and expenses recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals (as discussed below in Accounting for HITECH Act incentive income and EHR expenses).

For the nine-month period ended September 30, 2012, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, was $308.4 million, or $3.15 per diluted share. There were no such adjustments required to our reported net income attributable to UHS for the first nine months of 2011.

As reflected on the Supplemental Schedule, included in our reported results during the first nine months of 2012 was a net aggregate favorable after-tax impact of approximately $400,000 consisting of the following:

•

an unfavorable after-tax charge of approximately $3.6 million recorded in connection with the implementation of EHR applications as discussed below in Accounting for HITECH Act incentive income and EHR expenses;

•

a favorable after-tax impact of $18.8 million resulting from an aggregate cash payment of approximately $36 million received by us in connection an agreement entered into with the United States Department of Health and Human Services, the Secretary of Health and Human Services, and the Centers for Medicare and Medicaid Services (referred to collectively as “HHS”). After reductions for estimated related expenses and the portion attributable to third-party non-controlling ownership interests, this agreement, which was part of an industry-wide settlement with HHS related to litigation that was pending for several years contending that acute care hospitals in the U.S. were underpaid from the Medicare inpatient prospective payment system during a number of prior years, favorably impacted our pre-tax consolidated financial results by $30.2 million during the first quarter of 2012;

•

a favorable after-tax impact of $4.3 million recorded during the first quarter of 2012 representing the 2011 portion of the net Medicaid supplemental reimbursements earned pursuant to the Oklahoma Supplemental Hospital Offset Payment Program (“SHOPP”);

•

an aggregate unfavorable after-tax impact of $5.1 million recorded during the first quarter of 2012 resulting from: (i) the revised Supplemental Security Income ratios utilized for calculating Medicare disproportionate share hospital reimbursements for federal fiscal years 2006 through 2009 ($2.4 million unfavorable after-tax impact), and; (ii) the write-off of receivables related to revenues recorded during 2011 at two of our acute care hospitals located in Florida resulting from reductions in certain county reimbursements due to reductions in federal matching Inter-Governmental Transfer funds ($2.7 million unfavorable after-tax impact);

•	a net favorable after-tax impact of $3.4 million consisting primarily of the 2011 portion of net Medicaid supplemental revenues recorded during the second quarter of 2012, and;

•

an unfavorable after-tax charge of $18.1 million resulting from the above-mentioned write-off of deferred financing costs related to the portion of our Term Loan B credit facility that was extinguished during the third quarter of 2012.

Acute Care Services – Three and nine-month periods ended September 30, 2012 and 2011:

During the third quarter of 2012, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) decreased 1.7% and adjusted patient days decreased 1.0%, as compared to the third quarter of 2011. Net revenues at these facilities decreased 0.4% during the third quarter of 2012 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission increased 1.3% while net revenue per adjusted patient day increased 0.6% during the third quarter of 2012 as compared to the comparable quarter of the prior year. On a same facility basis, the operating margin at our acute care hospitals decreased to 13.4% during the third quarter of 2012 as compared to 14.8% during the third quarter of 2011. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the impact of the items mentioned above and excluding the EHR impact, as indicated on the Supplemental Schedule).

During the first nine months of 2012, at our acute care hospitals on a same facility basis, adjusted admissions decreased 0.3% and adjusted patient days increased 0.3%, as compared to the comparable nine-month period of 2011. Net revenues at these facilities decreased 0.5% during the first nine months of 2012 as compared to the comparable period of 2011. At these facilities, net revenue per adjusted admission decreased 0.2% while net revenue per adjusted patient day decreased 0.7% during the first nine months of 2012, as compared to the comparable period of 2011. On a same facility basis, the operating margin at our acute care hospitals decreased to 16.2% during the first nine months of 2012, as compared to 17.8% during the comparable nine-month period of 2011.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $259 million and $246 million during the three-month periods ended September 30, 2012 and 2011, respectively, and $840 million and $708 million during the nine-month periods ended September 30, 2012 and 2011, respectively.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2012 and 2011:

During the third quarter of 2012, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 2.6% while adjusted patient days increased 0.7%, as compared to the third quarter of 2011. Net revenues at these facilities increased 3.4% during the third quarter of 2012, as compared to the comparable quarter in 2011. At these facilities, net revenue per adjusted admission increased 0.7% while net revenue per adjusted patient day increased 2.6% during the third quarter of 2012 over the comparable quarter in 2011. The operating margin at our behavioral health care facilities owned during both periods increased to 27.8% during the third quarter of 2012, as compared to 26.5% during the third quarter of 2011.

During the first nine months of 2012, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 5.0% while adjusted patient days increased 1.2%, as compared to the comparable period of 2011. Net revenues at these facilities increased 4.2% during the first nine months of 2012, as compared to the comparable period of 2011. At these facilities, net revenue per adjusted admission decreased 0.7% while net revenue per adjusted patient day increased 2.9% during the first nine months of 2012 over the comparable period of 2011. The operating margin at our behavioral health care facilities owned during both periods increased to 27.8% during the first nine months of 2012, as compared to 26.7% during the comparable period of 2011.

Accounting for HITECH Act incentive income and EHR expenses:

The health information technology provisions of the American Recovery and Reinvestment Act (referred to as the “HITECH Act”) established criteria related to the “meaningful use” of electronic health records (“EHR”) for acute care hospitals and established requirements for the Medicare and Medicaid EHR payment incentive programs.

During 2011, we began implementing EHR applications at certain of our acute care hospitals and will continue to do so, on a hospital-by-hospital basis, until completion which is scheduled to occur by the end of June, 2013. As of September 30, 2012, EHR applications have been implemented at eleven of our acute care hospitals, the majority of which occurred during the second and third quarters of 2012. Our acute care hospitals will be eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, assuming they meet the “meaningful use” criteria. Eight hospitals met the “meaningful use” criteria during the first nine months of 2012 and one additional hospital may qualify by the end of 2012.

As reflected on the Supplemental Schedule, our consolidated results of operations for the three-month period ended September 30, 2012 includes the favorable after-tax impact of approximately $1.3 million, or $.01 per diluted share, recorded in connection with the implementation of EHR applications. This favorable impact, which on a pre-tax basis amounted to $2.2 million, net of $1.1 million attributable to third-party, non-controlling ownership interests, consists of $10.6 million of EHR incentive income offset by $2.8 million of salaries, wages, benefits and other operating expenses and $4.5 million of depreciation and amortization expense. The EHR incentive income recorded during the third quarter of 2012 consists of state Medicaid EHR incentive payments attributable to seven acute care hospitals that met the “meaningful use” criteria during the quarter.

As reflected on the Supplemental Schedule, our consolidated results of operations for the nine-month period ended September 30, 2012 includes an after-tax charge of approximately $3.6 million, or $.04 per diluted share, recorded in connection with the implementation of EHR applications. This charge, which on a pre-tax basis amounted to $5.9 million, net of $800,000 attributable to third-party, non-controlling ownership interests, consists of $12.5 million of EHR incentive income offset by $11.1 million of salaries, wages, benefits and other operating expenses and $8.1 million of depreciation and amortization expense.

Revised 2012 Full Year Guidance:

The operating trends and financial results experienced by our behavioral health facilities met our expectations during the first nine months of 2012. However, against the backdrop of a continued sluggish economic recovery, the operating trends and financial results experienced by our acute care hospitals were below our expectations for the third quarter of 2012 and those trends are expected to continue during the fourth quarter of this year. Based upon our consolidated financial results experienced during the first nine months of 2012, and most notably the results experienced by our acute care hospitals during the third quarter of 2012, our revised estimated range of adjusted net income attributable to UHS, for the year ended December 31, 2012 is $4.00 to $4.10 per diluted share. This revised guidance, which excludes the favorable EHR impact mentioned above and the impact of the other items reflected on the Supplemental Schedule for the nine months ended September 30, 2012, represents a decrease of approximately 6% from the previously provided range of $4.25 to $4.35 per diluted share.

This guidance range also excludes the impact of future items, if applicable, that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other material amounts that may be reflected in our financial statements that relate to prior periods. It is also subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

The operating pressures that we continue to experience in many of our acute care markets has increased the volatility of the financial results of our acute care hospitals making estimation of future results more challenging. However, we continue to actively and aggressively respond to these challenges through strategic initiatives and operational enhancements such as physician recruitment and integration and implementation of expense controls and other operating efficiencies.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 31, 2012. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will follow shortly after conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2011 and in Item 2-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2012), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

During the first quarter of 2012, we adopted the Financial Accounting Standards Board’s Accounting Standards Update No. 2011-07, “Health Care Entities (Topic 954): Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities,” which required health care entities to change the presentation in their statement of operations by reclassifying the provision for bad debts associated with patient service revenue from an operating expense to a deduction from patient service revenue (net of contractual allowances and discounts). As a result, the provision for doubtful accounts for our acute care and behavioral health care facilities is reflected as a deduction for net revenues in the accompanying consolidated statements of income for the three and nine-month periods ended September 30, 2012 and 2011. The adoption of this standard had no impact on our financial position or results of operations.

As mentioned above, our acute care hospitals may qualify for EHR incentive payments upon implementation of an EHR application assuming they meet the “meaningful use” criteria. However, there can be no assurance that we (our acute care hospitals) will ultimately qualify for these incentive payments and, should we qualify, we are unable to quantify the amount of incentive payments we may receive since the amounts are dependent upon various factors including the implementation timing at each hospital. Should we qualify for incentive payments, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. Although we believe that our acute care hospitals will be in compliance with the EHR standards by 2015, there can be no assurance that all of our facilities will be in compliance and therefore not subject to the penalty provision of the HITECH Act.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2011 and Report on Form 10-Q for the quarterly period ended June 30, 2012. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2012	2011	2012	2011

Net revenues before provision for doubtful accounts	$1,869,263	$1,814,686	$5,718,676	$5,553,268
Less: Provision for doubtful accounts	188,910	152,011	522,203	456,042

Net revenues	1,680,353	1,662,675	5,196,473	5,097,226

Operating charges:
Salaries, wages and benefits	838,075	828,606	2,565,052	2,492,570
Other operating expenses	362,687	343,873	1,059,048	1,030,492
Supplies expense	191,747	198,794	594,924	603,657
EHR incentive income	(10,551)	—	(12,506)	—
Depreciation and amortization	77,032	73,170	221,807	213,828
Lease and rental expense	23,481	22,704	70,906	68,501
Costs related to extinguishment of debt	29,170	—	29,170	—

	1,511,641	1,467,147	4,528,401	4,409,048

Income from operations	168,712	195,528	668,072	688,178
Interest expense, net	45,207	48,452	137,805	154,677

Income before income taxes	123,505	147,076	530,267	533,501
Provision for income taxes	42,132	52,234	188,880	192,638

Net income	81,373	94,842	341,387	340,863
Less: Income attributable to noncontrolling interests	9,556	9,788	33,402	37,967

Net income attributable to UHS	$71,817	$85,054	$307,985	$302,896

Basic earnings per share attributable to UHS (a)	$0.74	$0.87	$3.18	$3.10

Diluted earnings per share attributable to UHS (a)	$0.73	$0.86	$3.15	$3.06

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2012	2011	2012	2011

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$71,817	$85,054	$307,985	$302,896
Less: Net income attributable to unvested restricted share grants	(85)	(165)	(379)	(440)

Net income attributable to UHS - basic and diluted	$71,732	$84,889	$307,606	$302,456

Weighted average number of common shares - basic	96,817	97,397	96,701	97,447

Basic earnings per share attributable to UHS:	$0.74	$0.87	$3.18	$3.10

Weighted average number of common shares	96,817	97,397	96,701	97,447
Add: Other share equivalents	794	1,201	1,010	1,461

Weighted average number of common shares and equiv. - diluted	97,611	98,598	97,711	98,908

Diluted earnings per share attributable to UHS:	$0.73	$0.86	$3.15	$3.06

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended September 30, 2012 and 2011

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended		Three months ended
	September 30, 2012		September 30, 2011

Net revenues before provision for doubtful accounts	$1,869,263		$1,814,686
Less: Provision for doubtful accounts	188,910		152,011

Net revenues	1,680,353	100.0%	1,662,675	100.0%

Operating charges:
Salaries, wages and benefits	838,075	49.9%	828,606	49.8%
Other operating expenses	362,687	21.6%	343,873	20.7%
Supplies expense	191,747	11.4%	198,794	12.0%
EHR incentive income	(10,551)	-0.6%	—	0.0%

	1,381,958	82.2%	1,371,273	82.5%

Operating income/margin (“EBITDAR”)	298,395	17.8%	291,402	17.5%

Lease and rental expense	23,481		22,704
Income attributable to noncontrolling interests	9,556		9,788

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	265,358	15.8%	258,910	15.6%

Depreciation and amortization	77,032		73,170
Costs related to extinguishment of debt	29,170		—
Interest expense, net	45,207		48,452

Income before income taxes	113,949		137,288

Provision for income taxes	42,132		52,234

Net income attributable to UHS	$71,817		$85,054

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	September 30, 2012		September 30, 2011
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$71,817	$0.73	$85,054	$0.86
Plus/minus adjustments:
Costs related to extinguishment of debt, net of income taxes	18,126	0.19

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$89,943	$0.92	$85,054	$0.86

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(10,551)
EHR-related salaries, wages and benefits, pre-tax	2,779
EHR-related other operating costs, pre-tax	(82)
EHR-related depreciation & amortization, pre-tax	4,575
EHR-related minority interest in earnings of consolidated entities, pre-tax	1,122
Income tax provision on EHR-related items	817

After-tax impact of EHR-related items	(1,340)	(0.01)	—	—

Adjusted net income attributable to UHS	$88,603	$0.91	$85,054	$0.86

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the nine months ended September 30, 2012 and 2011

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Nine months ended September 30, 2012		Nine months ended September 30, 2011

Net revenues before provision for doubtful accounts	$5,718,676		$5,553,268
Less: Provision for doubtful accounts	522,203		456,042

Net revenues	5,196,473	100.0%	5,097,226	100.0%

Operating charges:
Salaries, wages and benefits	2,565,052	49.4%	2,492,570	48.9%
Other operating expenses	1,059,048	20.4%	1,030,492	20.2%
Supplies expense	594,924	11.4%	603,657	11.8%
EHR incentive income	(12,506)	-0.2%	—	0.0%

	4,206,518	80.9%	4,126,719	81.0%

Operating income/margin (“EBITDAR”)	989,955	19.1%	970,507	19.0%

Lease and rental expense	70,906		68,501
Income attributable to noncontrolling interests	33,402		37,967

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	885,647	17.0%	864,039	17.0%

Depreciation and amortization	221,807		213,828
Costs related to extinguishment of debt	29,170		—
Interest expense, net	137,805		154,677

Income before income taxes	496,865		495,534

Provision for income taxes	188,880		192,638

Net income attributable to UHS	$307,985		$302,896

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended September 30, 2012		Nine months ended September 30, 2011
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$307,985	$3.15	$302,896	$3.06
Plus/minus adjustments:
Medicare Rural Floor settlement, net of income taxes	(18,753)
Oklahoma SHOPP Medicaid reimbursements related to prior years, net of income taxes	(4,329)
Impact of revised SSI ratios and write-off Florida county receivables, net of income taxes	5,149
Net Medicaid reimbursements related to prior years, net of income taxes	(3,417)
Costs related to extinguishment of debt, net of income taxes	18,126

Subtotal after-tax adjustments to net income attributable to UHS	(3,224)	(0.03)	—	—

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$304,761	$3.12	$302,896	$3.06

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(12,506)
EHR-related salaries, wages and benefits, pre-tax	10,722
EHR-related other operating costs, pre-tax	314
EHR-related depreciation & amortization, pre-tax	8,102
EHR-related minority interest in earnings of consolidated entities, pre-tax	(775)
Income tax provision on EHR-related items	(2,217)

After-tax impact of EHR-related items	3,640	0.03	—	—

Adjusted net income attributable to UHS	$308,401	$3.15	$302,896	$3.06

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2012	2011	2012	2011

Net income	$81,373	$94,842	$341,387	$340,863
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	(45)	(21,360)	1,782	(39,636)
Amortization of terminated hedge	(84)	(84)	(252)	(252)

Other comprehensive (loss) income before tax	(129)	(21,444)	1,530	(39,888)
Income tax (benefit) expense related to items of other comprehensive income (loss)	(47)	(8,214)	585	(15,270)

Total other comprehensive (loss) income, net of tax	(82)	(13,230)	945	(24,618)

Comprehensive income	81,291	81,612	342,332	316,245
Less: Comprehensive income attributable to noncontrolling interests	9,556	9,788	33,402	37,967

Comprehensive income attributable to UHS	$71,735	$71,824	$308,930	$278,278

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$25,652	$41,229
Accounts receivable, net	1,042,535	969,802
Supplies	97,013	96,775
Deferred income taxes	123,131	108,324
Other current assets	93,022	99,859
Assets of facilities held for sale	107,071	48,916

Total current assets	1,488,424	1,364,905

Property and equipment	5,240,909	5,106,160
Less: accumulated depreciation	(1,924,833)	(1,818,180)

	3,316,076	3,287,980

Other assets:
Goodwill	2,594,740	2,627,602
Deferred charges	87,092	111,780
Other	294,734	272,978

	$7,781,066	$7,665,245

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$2,499	$2,479
Accounts payable and accrued liabilities	810,963	832,125
Federal and state taxes	6,774	—
Liabilities of facilities held for sale	18,112	2,329

Total current liabilities	838,348	836,933

Other noncurrent liabilities	408,535	401,908
Long-term debt	3,440,962	3,651,428
Deferred income taxes	195,692	209,592

Redeemable noncontrolling interest	234,056	218,266

UHS common stockholders’ equity	2,608,782	2,296,352
Noncontrolling interest	54,691	50,766

Total equity	2,663,473	2,347,118

	$7,781,066	$7,665,245

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2012	2011

Cash Flows from Operating Activities:
Net income	$341,387	$340,863
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	227,641	220,208
(Gain) loss on sale of assets	(945)	164
Stock-based compensation expense	16,189	13,434
Costs related to extinguishment of debt	29,170	—
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(86,821)	(103,700)
Accrued interest	11,901	13,143
Accrued and deferred income taxes	(260)	102,949
Other working capital accounts	(42,916)	(74,342)
Other assets and deferred charges	25,959	20,215
Other	5,833	4,146
Accrued insurance expense, net of commercial premiums paid	66,752	71,186
Payments made in settlement of self-insurance claims	(58,884)	(45,764)

Net cash provided by operating activities	535,006	562,502

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(282,191)	(195,404)
Proceeds received from sale of assets and businesses	56,194	23,682
Acquisition of property and businesses	(25,092)	(8,599)
Costs incurred for purchase and implementation of electronic health records application	(41,854)	(27,874)
Return of deposit on terminated purchase agreement	6,500	—

Net cash used in investing activities	(286,443)	(208,195)

Cash Flows from Financing Activities:
Reduction of long-term debt	(1,127,829)	(267,539)
Additional borrowings	906,000	36,000
Financing costs	(8,257)	(23,559)
Repurchase of common shares	(9,676)	(44,532)
Dividends paid	(14,519)	(14,638)
Issuance of common stock	3,828	3,596
Profit distributions to noncontrolling interests	(13,687)	(33,962)

Net cash used in financing activities	(264,140)	(344,634)

(Decrease) increase in cash and cash equivalents	(15,577)	9,673
Cash and cash equivalents, beginning of period	41,229	29,474

Cash and cash equivalents, end of period	$25,652	$39,147

Supplemental Disclosures of Cash Flow Information:
Interest paid	$104,560	$120,712

Income taxes paid, net of refunds	$187,899	$89,268

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:	% Change Quarter Ended 9/30/2012	% Change 9 months ended 9/30/2012

Acute Care Hospitals
Revenues	-0.4%	-0.5%
Adjusted Admissions	-1.7%	-0.3%
Adjusted Patient Days	-1.0%	0.3%
Revenue Per Adjusted Admission	1.3%	-0.2%
Revenue Per Adjusted Patient Day	0.6%	-0.7%

Behavioral Health Hospitals

Revenues	3.4%	4.2%
Adjusted Admissions	2.6%	5.0%
Adjusted Patient Days	0.7%	1.2%
Revenue Per Adjusted Admission	0.7%	-0.7%
Revenue Per Adjusted Patient Day	2.6%	2.9%

UHS Consolidated	Third Quarter Ended		Nine months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011

Revenues	$1,680,353	$1,662,675	$5,196,473	$5,097,226
EBITDA (1)	265,358	258,910	885,647	864,039
EBITDA Margin (1)	15.8%	15.6%	17.0%	17.0%

Cash Flow From Operations	162,144	206,726	535,006	562,502
Days Sales Outstanding	57	51	55	50
Capital Expenditures	99,840	79,164	282,191	195,404

Debt			3,443,461	3,687,741
Shareholders Equity			2,608,782	2,221,382
Debt / Total Capitalization			56.9%	62.4%
Debt / EBITDA (2)			2.96	3.42
Debt / Cash From Operations (2)			4.99	5.55

Acute Care EBITDAR Margin (3)	13.4%	14.8%	16.2%	17.8%
Behavioral Health EBITDAR Margin (3)	27.8%	26.5%	27.8%	26.7%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest. Before Adjustments shown on the Supplemental Schedule

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

SEPTEMBER 30, 2012 AND 2011

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	09/30/12	09/30/11	% change	09/30/12	09/30/11	% change

Hospitals owned and leased	25	25	0.0%	175	178	-1.7%
Average licensed beds	5,704	5,739	-0.6%	19,177	19,372	-1.0%
Patient days	273,361	279,322	-2.1%	1,289,975	1,291,753	-0.1%
Average daily census	2,971.3	3,036.1	-2.1%	14,021.5	14,040.8	-0.1%
Occupancy-licensed beds	52.1%	52.9%	-1.5%	73.1%	72.5%	0.9%
Admissions	61,521	63,305	-2.8%	91,520	89,951	1.7%
Length of stay	4.4	4.4	0.7%	14.1	14.4	-1.8%

Inpatient revenue	$3,013,482	$2,827,617	6.6%	$1,410,170	$1,368,405	3.1%
Outpatient revenue	1,517,261	1,384,084	9.6%	151,788	146,836	3.4%
Total patient revenue	4,530,743	4,211,701	7.6%	1,561,958	1,515,241	3.1%
Other revenue	25,006	19,884	25.8%	36,303	35,581	2.0%
Gross hospital revenue	4,555,749	4,231,585	7.7%	1,598,261	1,550,822	3.1%

Total deductions	3,560,780	3,265,466	9.0%	734,266	707,287	3.8%

Net hospital revenue before provision for doubtful accounts	$994,969	$966,119	3.0%	$863,995	$843,535	2.4%

Provision for doubtful accounts	$166,570	$134,344	24.0%	$22,326	$17,710	26.1%

Net hospital revenue	828,399	831,775	-0.4%	841,669	825,825	1.9%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)(3)
	09/30/12	09/30/11	% change	09/30/12	09/30/11	% change

Hospitals owned and leased	24	24	0.0%	171	171	0.0%
Average licensed beds	5,545	5,580	-0.6%	19,010	18,960	0.3%
Patient days	265,043	270,314	-2.0%	1,278,478	1,266,518	0.9%
Average daily census	2,880.9	2,938.2	-2.0%	13,896.5	13,766.5	0.9%
Occupancy-licensed beds	52.0%	52.7%	-1.3%	73.1%	72.6%	0.7%
Admissions	59,643	61,229	-2.6%	90,415	87,895	2.9%
Length of stay	4.4	4.4	0.7%	14.1	14.4	-1.9%

(1)	Auburn is excluded in both current and prior years. Hospital count previously reflected number of licenses we have revised to reflect number of hospitals.
(2)	King George School, Marion, Pennsylvania Clinical School, and San Juan Capestrano are excluded in both current and prior years.
(3)	Brook Glen Behavioral Hospital, Jefferson Train, Manatee Palms Group Homes and the Peaks are excluded in both current and prior years

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2012 AND 2011

AS REPORTED:

	ACUTE (1)			BEHAVIORAL HEALTH
	09/30/12	09/30/11	% change	09/30/12	09/30/11	% change

Hospitals owned and leased	25	25	0.0%	175	178
Average licensed beds	5,703	5,713	-0.2%	19,152	19,390	-1.2%
Patient days	852,588	872,943	-2.3%	3,905,070	3,913,151	-0.2%
Average daily census	3,111.6	3,197.6	-2.7%	14,252.1	14,333.9	-0.6%
Occupancy-licensed beds	54.6%	56.0%	-2.5%	74.4%	73.9%	0.7%
Admissions	189,886	195,818	-3.0%	279,231	270,042	3.4%
Length of stay	4.5	4.5	0.7%	14.0	14.5	-3.5%

Inpatient revenue	$9,326,344	$8,934,701	4.4%	$4,242,528	$4,154,117	2.1%
Outpatient revenue	4,606,680	4,068,566	13.2%	474,623	453,652	4.6%
Total patient revenue	13,933,024	13,003,267	7.2%	4,717,151	4,607,769	2.4%
Other revenue	68,827	55,620	23.7%	109,273	105,102	4.0%
Gross hospital revenue	14,001,851	13,058,887	7.2%	4,826,424	4,712,871	2.4%

Total deductions	10,947,246	10,073,372	8.7%	2,188,024	2,162,038	1.2%

Net hospital revenue before provision for doubtful accounts	$3,054,605	$2,985,515	2.3%	$2,638,400	$2,550,833	3.4%

Provision for doubtful accounts	$456,078	$398,445	14.5%	$66,144	$57,497	15.0%

Net hospital revenue	2,598,527	2,587,070	0.4%	2,572,256	2,493,336	3.2%

SAME FACILITY:

	ACUTE (1)			BEHAVIORAL HEALTH (2)(3)
	09/30/12	09/30/11	% change	09/30/12	09/30/11	% change

Hospitals owned and leased	24	24	0.0%	171	171	0.0%
Average licensed beds	5,544	5,554	-0.2%	18,977	18,901	0.4%
Patient days	825,781	845,672	-2.4%	3,871,182	3,826,941	1.2%
Average daily census	3,013.8	3,097.7	-2.7%	14,128.4	14,018.1	0.8%
Occupancy-licensed beds	54.4%	55.8%	-2.5%	74.5%	74.2%	0.4%
Admissions	184,021	189,456	-2.9%	276,105	263,293	4.9%
Length of stay	4.5	4.5	0.5%	14.0	14.5	-3.5%

(1)	Auburn is excluded in both current and prior years. Hospital count previously reflected number of licenses we have revised to reflect number of hospitals.
(2)	King George School, Marion, Pennsylvania Clinical School, and San Juan Capestrano are excluded in both current and prior years.
(3)	Brook Glen Behavioral Hospital, Jefferson Train, Manatee Palms Group Homes and the Peaks are excluded in both current and prior years